Exhibit 99.1

Gulf Resources Announces Second Quarter 2019 Financial Results

SHOUGUANG, China, Aug. 14, 2019 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced the unaudited financial results for the second quarter ended June 30, 2019.

Financial Results

Three Months Ended June 30, 2019 Compared to Three Months Ended June 30, 2018

•	Net Revenue was $6,009,409 compared to $4,594

•	Gross Profit was $3,019,079 compared to $4,587

•	Direct labor and factory overheads incurred during plant shutdown were $2,875,285 compared to $5,689,486

•	General & Administrative Expenses were $1,335,347 compared to $1,125,683

•	Loss Before Taxes was $1,103,689 compared to $6,696,114

•	Net Loss was $737,706 compared to $4,812,873

•	Earnings per share were a loss of $0.02 versus a loss of $0.10

•	Cash and cash equivalents were $160,354,069 compared to $178,998,935

•	Cash per share was $3.40* vs. $3.82* based on 47,214,075 shares outstanding

•	Net net Cash per share (cash minus all liabilities) $2.51*

•	Book Value per share was $6.10*

•	(*These calculations are based on the basic weighted average number of shares outstanding of 47,214,075 as of June 30, 2019)

By Segment

•	Bromine had revenues of $5,751,164 compared to $0. The loss from operations before income taxes was $36,713 compared to $5,577,272.

•	Crude Salt Revenues were $245,079 compared to $0. The loss from operations before income taxes were $828,736 compared to $1,731,592.

•	Chemical products revenue was $0 compared to $4,594. The loss from operations before income taxes was $656,424 compared to $727,595.

•	Natural Gas Revenue was $13,166 compared to $0. The loss from operations before income taxes was $61,401 compared to $45,295.

During the second quarter, the government of China continued to take steps to improve the environment by ensuring that industries, such as chemicals, mining, and natural gas operate in a manner that maximizes safety and minimizes damage to the environment. These government regulations required a substantial amount of work from the company and its competitors.  We believe that a large percentage of the factories and mines may not receive the required approvals to reopen. However, the government believes this is the only way to ensure the future health and safety of its residents.

In the second quarter, the company began production in Factories #1 and #7.  Because these factories had new equipments, the company began production at a very low level to ensure that the new equipment was functioning correctly. During the quarter, the company tested all of the new equipment and found minimal issues. During the third quarter, the company intends to increase production. It expects to achieve full production in these factories by the end of the year. With the permanent closing of factories #3, #4, and #11, total production capacity has declined from 42,808 to 31,506 tonnes. However, Factories #1 and #7 have annual production capacity of 13,667 tonnes, which  equals 43.4% of our total capacity.  For the three months ending June 2019, our utilization ratio for all of our remaining factories was 18%. The gross profit margin for the bromine segment was 53%. The crude salt segment has a negative gross profit margin of 6%. Natural gas, which was in a testing phase, also had a negative gross profit margin.

During the first six months of 2019, the company invested $39,596,434 in property, plant, and equipment. The major portion of this investment was for the new drilled bromine wells to increase the productivity of facilities to assure the level of profitability in the future and was not related to the rectification processes.

Update on Operations

Bromine and crude salt

We have opened Factories #1 and #7. (Factory Number #7 is a combination of Factories #5 and #7.) We have completed the rectification on our remaining factories, #2, #8, #9, #10, and #4 (previously called the subdivision of factory #1). We do not expect any further rectification to be performed currently. The remaining issues for those factories relate to project approval, planning approval, land use rights approval, and the environmental protection assessment. We cannot determine the timing for the approvals of the other factories. However, we have been working closely with the government and believe we have taken all of the steps needed to obtain final approvals.

The price of bromine remains at very high levels. At the current time, the price is approximately RMB 33,000 per tonne include VAT. The closure of many mines and the decline in the price of the RMB vs. other currencies should keep the price at elevated levels. The company continues to believe that the bromine and crude salt business will become profitable.

Chemical Products

We are waiting for government approval for our new chemical plant. To date, we have invested $10,925,081 for a 50-year lease of a parcel of land and the design of the new chemical factory.  While we are confident we will receive approval to build this factory, we cannot provide any guidance about the timing of the approval, the construction, or the beginning of production.

Natural Gas

On May 29,2019, the Company received a verbal notice from the government of Tianbao Town, Daying County, Sichuan Province, that the company will be required to obtain project approval for its well, including the natural gas and brine water project and approvals for safety production inspection, environmental protection assessment  and related land issues. Upon receipt of the notice, the company halted trial production of its natural gas well in Daying County.

The Company has been working with the local government in Tianbao Town and Daying County to meet the new provincial regulations. The local and county governments have been very supportive, but the Company still needs provincial approval. The Company is confident that this approval will be obtained. In addition, the Company believes that the approval will provide the ability to drill more than one well. However, at this point in time, there is no way of knowing when all of the approvals will be received, and production will recommence.

Balance Sheet

During the first six months of 2019, the company invested $39,596,434 in property, plant, and equipment. The major portion of this investment was for the new drilled bromine wells to increase the productivity of facilities to assure a higher level of profitability in the future. The company ended the quarter with cash and cash equivalents of $160,354,069. Cash per share was $3.40* based on 47,214,075 shares outstanding. Net net Cash per share (cash minus all liabilities) was $2.51*. Book Value per share was $6.10*.

“This has been a very difficult period for Gulf Resources,” Mr. Liu Xiaobin, the CEO of Gulf, stated. “We believe the government of China is taking the proper steps to protect its residents and improve the environment. We understand this is a complicated issue. We are very pleased to have been able to open our two largest bromine and crude salt facilities. Our new equipment is functioning well, and we believe we will continue to carefully ramp up production in this quarter. We also believe will receive approvals for some of our other bromine and crude salt facilities in the future. We are confident we will receive approval from the government to build and commence operations in our new chemical factory, although we cannot predict the timing of such approvals. We also believe we will receive approvals to continue our production of natural gas and brine water in Sichuan Province.”

 “We are frustrated that the process is taking as long as it has, but recognize the complex issues confronted by the government. However, we remain focused on opening the rest of our remaining facilities,” Mr. Liu continued.

“At this time our financial position still remains strong,” Mr. Liu concluded.  “We have $3.40* per share in cash. Our cash minus all of our liabilities is still $2.51* per share, even after our major investments. We have begun production and are approaching breakeven, we anticipate returning to profitability in the near future.”

Conference Call

Gulf Resources' management will host a conference call on Thursday, August 15, 2019 at 8:30 a.m. Eastern Time to discuss its financial results for the second quarter ended June 30, 2019.

Mr. Xiaobin Liu, CEO and Mr. Min Li ,CFO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 407-8031 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (201) 689-8031. The conference participant pass code is 13693833.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 08/15/2019 11:30 EDT - 08/22/2019 08:30 EDT. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 53288.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com Director of Investor Relations Helen Xu (Haiyan Xu) beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)
	June 30, 2019 Unaudited	December 31, 2018 Audited
Current Assets
Cash	$160,354,069	$178,998,935
Accounts receivable	6,714,820	—
Inventories, net	453,664	—
Prepayments and deposits	1,364,457	8,096,636
Prepaid land leases	176,264	235,459
Other receivable	10,886	12,506
Total Current Assets	169,074,160	187,343,536
Non-Current Assets
Property, plant and equipment, net	121,296,991	82,282,630
Finance lease right-of-use assets	184,875	250,757
Operating lease right-of-use assets	9,198,933	—
Prepaid land leases, net of current portion	9,077,501	9,639,009
Deferred tax assets	20,731,267	19,030,858
Total non-current assets	160,489,567	111,203,254
Total Assets	$329,563,727	$298,546,790

Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$27,360,782	$905,258
Retention payable	2,006,764	332,416
Taxes payable-current	1,954,023	1,188,687
Finance lease liability, current portion	132,178	197,480
Operating lease liabilities, current portion	474,363	—
Total Current Liabilities	31,928,110	2,623,841
Non-Current Liabilities
Finance lease liability, net of current portion	1,933,958	2,069,545
Operating lease liabilities, net of current portion	7,859,840	—
Total Non-Current Liabilities	$9,793,798	$2,069,545
Total Liabilities	$41,721,908	$4,693,386

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 47,812,221 and 47,502,940 shares issued; and 47,583,072 and 46,803,791 shares outstanding as of June 30, 2019 and December 31, 2018	$23,904	$23,525
Treasury stock; 229,149 and 249,149 shares as of June 30, 2019 and December 31, 2018 at cost	(510,329)	(554,870)
Additional paid-in capital	95,043,388	95,020,808
Retained earnings unappropriated	179,966,601	185,608,445
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive loss	(10,915,289)	(10,478,048)
Total Stockholders’ Equity	287,841,819	293,853,404
Total Liabilities and Stockholders’ Equity	$329,563,727	$298,546,790

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2019	2018	2019	2018

NET REVENUE
Net revenue	$6,009,409	$4,594	$6,047,979	$2,251,861

OPERATING INCOME (EXPENSE)
Cost of net revenue	(2,990,330)	(7)	(3,026,737)	(1,241,816)
Sales, marketing and other operating expenses	(6,613)	(21,025)	(6,613)	(55,999)
Direct labor and factory overheads incurred during plant shutdown	(2,875,285)	(5,689,486)	(7,168,307)	(11,385,005)
General and administrative expenses	(1,335,347)	(1,125,683)	(3,440,518)	(4,697,628)
	(7,207,575)	(6,836,201)	(13,642,175)	(17,380,448)

LOSS FROM OPERATIONS	(1,198,166)	(6,831,607)	(7,594,196)	(15,128,587)

OTHER INCOME (EXPENSE)
Interest expense	(38,396)	(43,185)	(77,220)	(86,529)
Interest income	132,873	178,678	268,452	348,156
LOSS BEFORE TAXES	(1,103,689)	(6,696,114)	(7,402,964)	(14,866,960)

INCOME TAX BENEFIT	365,983	1,883,241	1,761,120	3,076,987
NET LOSS	$(737,706)	$(4,812,873)	$(5,641,844)	$(11,789,973)

COMPREHENSIVE LOSS:
NET LOSS	$(737,706)	$(4,812,873)	$(5,641,844)	$(11,789,973)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(6,603,591)	(20,586,976)	(437,241)	(4,638,065)
COMPREHENSIVE LOSS	$(7,341,297)	$(25,399,849)	$(6,079,085)	$(16,428,038)

LOSS PER SHARE:
BASIC	$(0.02)	$(0.10)	$(0.12)	$(0.25)
DILUTED	$(0.02)	$(0.10)	$(0.12)	$(0.25)

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	47,214,075	46,803,791	47,068,417	46,803,791
DILUTED	47,214,075	46,803,791	47,068,417	46,815,089

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)
	Six-Month Period Ended June 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,641,844)	$(11,789,973)
Adjustments to reconcile net loss to net cash provided by operating activities:
Interest on finance lease obligation	76,940	86,214
Amortization of prepaid land leases	—	294,676
Depreciation and amortization	6,964,880	9,511,515
Unrealized exchange gain on inter-company balances	(44,427)	(345,086)
Deferred tax asset	(1,761,118)	(3,076,986)
Common stock issued for services	21,600	—
Issuance of stock options to employee	45,900	—
Changes in assets and liabilities:
Accounts receivable	(6,775,954)	25,720,587
Inventories	(457,780)	1,039,959
Prepayments and deposits	(17,037)	(61,251)
Other receivables	1,631	(11,289)
Payable and accrued expenses	321,706	(256,603)
Retention payable	—	(312,429)
Taxes payable	768,072	592,979
Operating lease	(268,620)	—
Net cash (used in) provided by operating activities	(6,766,051)	21,392,313

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	—	(693,198)
Purchase of property, plant and equipment	(11,501,738)	(10,333,721)
Net cash used in investing activities	(11,501,738)	(11,026,919)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of finance lease obligation	(275,506)	(294,295)
Net cash used in financing activities	(275,506)	(294,295)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(101,571)	(3,001,994)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(18,644,866)	7,069,105
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	178,998,935	208,906,759
CASH AND CASH EQUIVALENTS - END OF PERIOD	$160,354,069	$215,975,864

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
Income taxes	$—	$—
Operating right-of-use assets obtained in exchange for lease obligations	$8,241,818	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of Property,plant and equipment included in Payable and other accrued expense and Retention payable	$28,094,696	$—
Par value of common stock issued upon cashless exercise of options	$379	$—